UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2012

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2012, CryoPort, Inc. (the “Company”) and certain institutional and accredited investors executed a definitive securities purchase agreement pursuant to which such investors subscribed to purchase an aggregate of 9,119,100 units at a purchase price of $0.55 per unit, with each unit consisting of one share of the Company’s common stock and one warrant to purchase one share of the Company’s common stock at an exercise price of $0.69 per share, for aggregate gross proceeds of $5,015,505. Subsequently, five additional accredited investors subscribed to purchase 364,909 units for gross proceeds of $200,700, increasing the total subscription to 9,484,009 units and gross proceeds of $5,216,205. The initial closing occurred on February 22, 2012, upon the release of gross proceeds of $3,737,565 from escrow, with the remaining gross proceeds of $1,478,640 expected to be released by March 2, 2012. The warrants are immediately exercisable and have a term of five years. The Company intends to use the net proceeds from the private placement for working capital purposes.

Craig-Hallum Capital Group LLC acted as the lead placement agent, and Emergent Financial Group, Inc. and Maxim Group LLC served as co-placement agents in this transaction and will receive, in the aggregate, commissions of $450,601, plus reimbursement of out-of-pocket expenses of $43,530, and 248,633 warrants to purchase shares of the Company’s common stock at an exercise price of $0.69 per share.

In connection with the private placement, the Company is obligated to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued to the investors and the shares of common stock underlying the warrants issued to the investors within thirty (30) days following the close of the transaction (the “Filing Deadline”). In addition, the Company is obligated to have the registration statement declared effective by the SEC by (1) the earlier of (i) the date that is sixty (60) days after the date that the registration statement is actually filed or (ii) the date that is sixty (60) days after the Filing Deadline; or (2) in the event of a full review of the registration statement by the SEC, the earlier of (x) the date that is ninety (90) days after the date that the registration Statement is actually filed or (y) the date that is ninety (90) days after the Filing Deadline. In the event registration is delayed or is not declared effective within the foregoing time frames, the Company is required to make certain monthly payments, in cash or shares of common stock equal to 2% or 3% of initial investment, respectively.

The foregoing summary of the terms and conditions of the Securities Purchase Agreement, the Registration Rights Agreement, and the warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents which are attached hereto as Exhibits 4.16, 4.17 and 4.18, respectively. The Company issued a press release on February 17, 2012 announcing the private placement, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02 Recent Sale of Unregistered Securities.

The sale and issuance of the Units, the Common Stock, and the warrants was completed in accordance with the exemption provided by Rule 505 and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act.

Because the consummation of the above private placement would have triggered defaults under the Company’s currently outstanding convertible debentures, prior to the initial close of the private placement, the Company obtained a waiver from the holders of the convertible debentures with respect to such defaults and their consent to the private placement. In consideration for such waiver and consent, the Company, at the initial close, issued to the holders of the convertible debentures warrants to purchase an aggregate of 280,000 shares of the Registrant’s common stock at an exercise price of $0.69 per share. The warrants have terms identical to the warrants issued to the investors in the private placement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number
4.16	Form of Securities Purchase Agreement
4.17	Form of Registration Rights Agreement
4.18	Form of Warrant
99.1	Press Release issued February 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: February 24, 2012	By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman

EXHIBIT INDEX

Exhibit Number	Description
4.16	Form of Securities Purchase Agreement
4.17	Form of Registration Rights Agreement
4.18	Form of Warrant
99.1	Press Release issued February 17, 2012